Exhibit 99.1

Aimco Announces Changes in Board Leadership Roles and Committee Composition

R. Dary Stone Named Chairman of the Board

DENVER –February 2, 2023 – Apartment Investment and Management Company (NYSE: AIV) (“Aimco” or the “Company”) today announced that its Board of Directors has named R. Dary Stone as Chairman of the Board, effective February 1, 2023.

Mr. Stone was appointed to the Aimco Board in December 2020 and has served in other Board leadership roles at Aimco including Chairman of the Nominating, Environmental, Social, and Governance Committee. He is an accomplished executive who brings investment and finance, real estate, and capital markets experience having served as President of multiple real estate companies, including as President and COO of Cousins Properties. Mr. Stone also brings governance expertise through his current board service at Cousins Properties, where he is Chairman of the Nominating and Governance Committee, and Tolleson Wealth Management and Tolleson Private Bank, as well as prior board positions at Parkway Properties, Baylor University and the Texas Banking Commission.

Aimco also announced several Board leadership and committee changes, effective February 1, 2023, as part of its commitment to strong governance:

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Quincy L. Allen, who joined the Aimco Board in December 2020, has been named as Chairman of the Nominating, Environmental, Social, and Governance Committee, succeeding Mr. Stone. Mr. Allen will facilitate the execution of the governance enhancements that the Company committed to in November 2022.
•
Patricia L. Gibson, who joined the Aimco Board in December 2020, has been named Chairwoman of the Investment Committee. Ms. Gibson brings expertise in the areas of real estate finance, investment, and asset management, and will oversee the Board’s ongoing efforts to actively consider all opportunities available to further enhance and unlock stockholder value.
•
James P. Sullivan, who was appointed to the Board in December 2022, has been appointed as a member of each of the Board’s standing committees – Audit, Compensation and Human Resources, Nominating, Environmental, Social, and Governance, and Investment.
•
Due to reduced transaction activity with Apartment Income REIT Corp. (AIR), the responsibilities of the Aimco-AIR Transactions Committee are now under the purview of the Investment Committee.

“I’m honored to be able to serve Aimco, its shareholders, and its outstanding Board,” said Mr. Stone. “These Board committee changes signal our commitment to driving shareholder value creation while further enhancing the Company’s governance profile. The Board and leadership team will continue to engage with shareholders, and be responsive to their feedback, as we execute on the significant opportunities ahead to drive strong returns.”

About Aimco

Aimco is a diversified real estate company primarily focused on value add, opportunistic, and alternative investments, targeting the U.S. multifamily sector. Aimco’s mission is to make real estate investments where outcomes are enhanced through its human capital so that substantial value is created for investors, teammates, and the communities in which we operate. Aimco is traded on the New York Stock Exchange as AIV. For more information about Aimco, please visit its website www.aimco.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” “forecast(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are not guarantees of future performance, condition or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, among others, that may affect actual results or outcomes include, but are not limited to: (i) the risk that the 2023 preliminary plans and goals may not be completed in a timely manner or at all, (ii) the inability to recognize the anticipated benefits of pipeline investments and projects, (iii) changes in general economic conditions, including as a result of the COVID-19 pandemic. Although we believe that the assumptions underlying the forward-looking statements, which are based on management’s expectations and estimates, are reasonable, we can give no assurance that our expectations will be attained.

These forward-looking statements reflect management’s judgment as of this date, and the Company assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

Matt Foster

Sr. Director, Capital Markets and Investor Relations

(303) 793-4661

investor@aimco.com